Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2024 relating to the financial statements of Tectonic Therapeutic, Inc. appearing in the Current Report on Form 8-K filed on June 20, 2024 for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 21, 2024